UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RigNet, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of RigNet, Inc. (the “Company), dated April 8, 2020, furnished to stockholders of the Company in connection with he solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, May 6, 2020.  This notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 6, 2020

RigNet Announces that the 2020 Annual Meeting of Shareholders Will be Held in Virtual Format

Houston, Texas – April 17, 2020 – RigNet, Inc. (NASDAQ: RNET, the “Company”), the leading provider of ultra-secure, intelligent networking solutions, announced today that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually due to the public health impact of the novel coranvirus outbreak (COVID-19) and to support the health and well-being of the Company’s stockholders, directors and management.

As previously announced, the Annual Meeting will be held at 9:00 a.m. Central Time on May 6, 2020.  Stockholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting that were previously distributed, stockholders are entitled to participate in the Annual Meeting if they were a stockholder of the Company as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record as of the record date.  In order to attend the Annual

Meeting virtually via the Internet, stockholders must register in advance at www.proxydocs.com/RNET prior to deadline of 4:00 p.m. Central Time on May 4th, 2020.  You will be required to enter the control number found on your proxy card, voting instruction form or Notice of Electronic Availability that your previously received.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting.  If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

If you have not already voted your shares in advance, you may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to you.  The proxy card included with the materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About RigNet, Inc.:

RigNet (NASDAQ: RNET) delivers advanced software and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning IP connectivity, bandwidth-optimized OTT applications, IIoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world. For more information, please visit http://www.rig.net.

Investor Relations Contact:

Lee M. Ahlstrom

Senior Vice President and Chief Financial Officer

RigNet, Inc.

Tel: +1 (281) 674-0699